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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  June 12, 2000



                                  ENGAGE, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       000-26671                   04-3281378
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(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
 incorporation)



                              100 Brickstone Square
                          Andover, Massachusetts 01810
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (978) 684-3884
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ITEM 5.   OTHER EVENTS.

     On June 12, 2000, Engage, Inc. (the "Company") signed an Agreement and Plan of Merger pursuant to which it will acquire MediaBridge Technologies, Inc., a leading provider of cross-media closed loop targeted marketing systems. Under the terms of the merger agreement, the Company will issue to the shareholders of MediaBridge approximately 14.5 million shares of common stock, subject to adjustment. The number of shares of common stock will be reduced by the value of expenses incurred by MediaBridge in the transaction. In addition, if the average of the last reported per share sales prices of common stock on the Nasdaq National Market for the 15 consecutive trading days ending three days prior to closing (the "Average Closing Price") is greater than $24.14 but less than $30.00, the number of shares issued will be reduced to a number equal to $350 million divided by the Average Closing Price. If the Average Closing Price is greater than $30.00, the number of shares issued in the merger will equal 11,666,667. Ten percent of the shares to be issued in the merger will be subject to an escrow for a period of one year to secure certain indemnification obligations of the MediaBridge shareholders.

     By virtue of the merger of MediaBridge and a wholly-owned subsidiary of the Company, MediaBridge will become a wholly-owned subsidiary of the Company. The transaction is intended to be tax-free under Section 368(a) of the Internal Revenue Code of 1986, as amended. The transaction, which will be accounted for as a purchase, is subject to certain conditions, regulatory approval and the shareholder approval of MediaBridge.

     The Company's press release dated June 12, 2000 announcing the agreement as well as certain additional merger information are filed as Exhibits 99.1 and
99.2 to this Current Report on 8-K and incorporated herein by reference. References in this Current Report on Form 8-K and the exhibits hereto to www.engage.com, www.mediabridge.net, any variations of the foregoing or any other uniform resource locator, or URL, are inactive textual references only. The information on our Web site or at any other URL is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be a part of this document.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         99.1     Press Release dated June 12, 2000

         99.2     Additional Merger Information


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENGAGE, INC.



Date: June 30, 2000                     /s/ Paul L. Schaut
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                                        PAUL L. SCHAUT
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER




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                                  EXHIBIT INDEX

Exhibit
Number                 Description
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 99.1           Press Release dated June 12, 2000

 99.2           Additional Merger Information




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